Exhibit 16.1


PricewaterhouseCoopers LLP

                                                    PricewaterhouseCoopers LLP
                                                    2001 Ross Avenue, Suite 1800
                                                    Dallas TX 75201-2997
                                                    Telephone (214) 999 1400


July 24, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Windsor Woodmont Black Hawk Resort Corp. (copy attached), which we understand was filed with the Commission, pursuant to
Item 304 of Regulation S-K, as part of the Company's filing on Form S-4 filed July 12, 2000. We agree with the statements concerning our Firm in such Form S-4 except that our opinion on the consolidated financial statements of Windsor Woodmont LLC at December 31, 1999, 1998 and 1997 and for each of the two years in the period ended December 31, 1999, the period from July 17, 1997 (date of inception) through December 31, 1997 and the period from July 17, 1997 (date of inception) through December 31, 1999 included an explanatory paragraph relating to the entity's ability to continue as a going concern.


Very truly yours,

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP